				EX 99.1

News Release	Contacts:	Barbara Thompson	Dana Cluckey	Debra Hanses Novakoski
For Immediate Release		919.716.2716	813.549.7160	813.549.7158
March 27, 2018		First Citizens Bank	HomeBancorp	HomeBancorp

HOMEBANCORP, INC. SHAREHOLDERS
APPROVE PROPOSED MERGER WITH FIRST CITIZENS BANK

RALEIGH, N.C., and TAMPA, Fla. - First-Citizens Bank & Trust Company (First Citizens Bank) and HomeBancorp Inc. (HomeBancorp) announced today that HomeBancorp’s shareholders have approved First Citizens’ pending acquisition of HomeBancorp and its HomeBanc subsidiary.
At a meeting held today, the shareholders of Tampa-based HomeBancorp voted to approve the merger agreement with Raleigh, N.C.-headquartered First Citizens Bank. Subject to the receipt of regulatory approvals and the satisfaction or waiver of other customary closing conditions, the merger is expected to become effective on April 30, 2018, or as soon as practicable thereafter.
After the merger, HomeBanc branch offices will initially operate as HomeBanc, a division of First Citizens Bank. Customers should bank as they normally do at their existing branches. HomeBanc customer accounts are expected to be converted to First Citizens Bank’s systems at a later date.
Jerry D. Campbell, chairman and CEO of HomeBancorp, said: “This is an important step in the merger process. We’re very pleased by the vote and to be joining with First Citizens Bank. It’s an excellent opportunity for our shareholders, customers and employees. Our cultures are a good match for one another. Customers will receive access to a broader range of products and services and increased lending capabilities, enabling us to meet more financial needs in our community. We look forward to a smooth transition.”
Frank B. Holding Jr., chairman and CEO of First Citizens Bank, said: “We appreciate the affirmation by HomeBancorp shareholders and look forward to the opportunity to expand into the central part of Florida and serve new customers in the Tampa and Orlando markets. We remain confident that First Citizens’ strength, stability and commitment to customer service will allow us to build on the solid foundation already established by HomeBanc.”
With headquarters in Tampa, HomeBanc has 13 retail branches in Lake Mary, Winter Park, Lakewood Ranch (Sarasota), Belleair Bluffs, Countryside (Clearwater), Dunedin, Kenneth City, Pinellas Park, Seminole, Largo, St. Petersburg, and in Tampa on North Dale Mabry Highway and in Westchase. As of December 31 2017, HomeBancorp reported $911.9 million in consolidated assets, $677.7 million in deposits and $612.6 million in loans.
First Citizens Bank currently operates 15 branches in Florida - northeast (Duval and St. Johns counties), southeast (Martin, Palm Beach, Broward and Dade counties) and southwest (Collier and Lee counties) - with a commercial/business banking office in Sarasota.
About First Citizens Bank

Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank serves customers at more than 500 branches in 21 states. First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares, Inc. (Nasdaq: FCNCA), which has $34 billion in assets. For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit firstcitizens.com. First Citizens Bank. Forever First®.

About HomeBancorp Inc. and HomeBanc

HomeBanc is a principal operating subsidiary of HomeBancorp, Inc., a Tampa-based holding company that was established in 2007. The bank operates 13 retail offices and offers a variety of retail deposit products, along with SBA, USDA and commercial mortgage loan products. For more information, visit homebanc.com.
Disclosures About Forward Looking Statements
This Press Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of HomeBancorp, Inc. and its management about future events. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those described in the statements. Forward-looking statements in this Press Release include statements regarding HomeBancorp’s and First Citizens Bank’s expectations regarding the benefits of the merger, and when the merger will be completed. The accuracy of such forward-looking statements could be affected by factors beyond HomeBancorp's and First Citizens Bank's control, including, but not limited to, difficulties experienced in the integration of the businesses of HomeBancorp and First Citizens Bank, delays in the receipt of regulatory approvals that must be received before the merger may be completed, and delays in the satisfaction or waiver of other remaining conditions to the consummation of the merger. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in HomeBancorp’s Proxy Statement for its special meeting of shareholders held on March 27, 2018. HomeBancorp and First Citizens Bank undertake no obligation to revise or update these statements following the date of this Press Release.